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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                  MAY 28, 2002


                       INVERNESS MEDICAL INNOVATIONS, INC.
             (Exact name of Registrant as specified in its charter)




      DELAWARE                      001-16789                    04-3565120
  (State or other               (Commission File              (I.R.S. Employer
jurisdiction Number)          Identification Number)           incorporation)



                            51 SAWYER ROAD, SUITE 200
                          WALTHAM, MASSACHUSETTS 02453
              (Address of principal executive offices and zip code)



               Registrant's telephone number, including area code:
                                  781-647-3900



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ITEM 5. OTHER EVENTS.

     On May 28, 2002, Inverness Medical Innovations, Inc. (the "Company") completed the offering of 1,600,000 shares (the "Shares") of common stock, par value $.001 per share, resulting in net proceeds to the Company, after deducting the underwriting discounts and commissions and estimated offering expenses, of approximately $34.5 million. The offering of the Shares was made pursuant to a Prospectus Supplement dated May 21, 2002 relating to the Prospectus dated May 8, 2002 filed with the Company's shelf registration statement on Form S-3 (File No. 333-87180). SG Cowen Securities Corporation acted as sole underwriter.

     The Company intends to use the net proceeds of the offering for working capital and other general corporate purposes, including possible acquisitions and other strategic transactions.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
            INFORMATION AND EXHIBITS.

          (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED:

              Not Applicable

          (b) PRO FORMA FINANCIAL INFORMATION:

              Not Applicable

          (c) EXHIBITS:

EXHIBIT NO.

    1.          Underwriting Agreement dated as of May 21, 2002.

    5.          Opinion as to the legality of the Shares.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: May 29, 2002                INVERNESS MEDICAL INNOVATIONS, INC.


                                  /S/ DUANE L. JAMES
                                  ----------------------------------
                                  By:    Duane L. James
                                  Title: Vice President of Finance and Treasurer








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